EXHIBIT 3.2

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                               CIDCO INCORPORATED
                             a Delaware corporation
                                 (the "Company")
                      (as amended through January 26, 1999)


                                TABLE OF CONTENTS

                                                                  Page
ARTICLE  I.   STOCKHOLDERS

 Section   1.1   Annual Meeting...............................       1
 Section   1.2   Special Meetings.............................       1
 Section   1.3   Notice of Meetings...........................       1
 Section   1.4   Quorum.......................................       2
 Section   1.5   Voting.......................................       2
 Section   1.6   Presiding Officer and Secretary..............       2
 Section   1.7   Proxies......................................       2
 Section   1.8   List of Stockholders.........................       2
 Section   1.9   Actions Without a Meeting....................       3
 Section   1.10  Notice of Stockholder Business...............       3
 Section   1.11  Conduct of Business..........................       3


ARTICLE II.   DIRECTORS

 Section   2.1   Number of Directors..........................       4
 Section   2.2   Election and Term of Directors...............       5
 Section   2.3   Vacancies and Newly Created
                      Directorships...........................       5
 Section   2.4   Resignation..................................       5
 Section   2.5   Meetings.....................................       5
 Section   2.6   Quorum and Voting............................       6
 Section   2.7   Written Consents and Meetings by
                      Telephone...............................       6
 Section   2.8   Compensation.................................       6
 Section   2.9   The "Whole Board"............................       6
 Section   2.10  Chairman of the Board........................       6
 Section   2.11  Nomination of Director Candidates............       7



ARTICLE III.  COMMITTEES OF THE BOARD

 Section   3.1   Appointment and Powers.......................       8


ARTICLE IV.   OFFICERS, AGENTS AND EMPLOYEES

 Section   4.1   Appointment and Qualification................       8
 Section   4.2   Removal of Officers, Agents or
                      Employees...............................       9
 Section   4.3   Compensation and Bond........................       9
 Section   4.4   President....................................       9
 Section   4.5   Vice President - Finance and
                      Administration..........................       9
 Section   4.6   Other Vice Presidents........................      10
 Section   4.7   Treasurer....................................      10
 Section   4.8   Secretary....................................      10
 Section   4.9   Assistant Treasurers.........................      10
 Section   4.10  Assistant Secretaries........................      10
 Section   4.11  Delegation of Duties.........................      11


ARTICLE V.    CAPITAL STOCK

 Section   5.1   Certificates ................................      11
 Section   5.2   Transfers of Stock...........................      11
 Section   5.3   Lost, Stolen or Destroyed
                      Certificates............................      11
 Section   5.4   Stockholder Record Date......................      11


ARTICLE VI.   SEAL

Section    6.1   Seal.........................................      12


ARTICLE VII.  WAIVER OF NOTICE

Section    7.1   Waiver of Notice.............................      12


ARTICLE VIII. INDEMNIFICATION

Section    8.1    Indemnification.............................      13
Section    8.2    Determinations .............................      13
Section    8.3    Business Combinations.......................      14
Section    8.4    Advances of Expenses........................      14
Section    8.5    Employee Benefit Plans......................      14


ARTICLE IX.   AMENDMENTS

 Section   9.1    Amendments..................................      14







                                                                     EXHIBIT 3.2
                              AMENDED AND RESTATED
                      (as amended through January 26, 1999)

                                     BY-LAWS

                                       OF

                               CIDCO INCORPORATED
                             a Delaware corporation
                                 (the "Company")


                             Article I. Stockholders

     Section 1.1. Annual Meeting. The annual meeting of stockholders of the Company, for the election of directors and for the transaction of any other business which may properly be transacted at the annual meeting, shall be held at such hour on such day and at such place within or with out the State of Delaware as may be fixed by the Board of Directors.

     Section 1.2. Special Meetings. A special meeting of the stockholders of the Company entitled to vote on any business to be considered at any such meeting may be called by the President, any Vice President or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of directors representing a majority of the Whole Board or at the written request of the holders of stock representing a majority of the voting power of the Company entitled to vote at such meeting.Any such request shall state the purpose or purposes of the proposed meeting.

     Section 1.3. Notice of Meetings. (a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         (b) Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the stock records of the Company.

         (c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 1.4. Quorum. Except as otherwise provided by law in respect of the vote of holders of stock that shall be required for a specified action, at any meeting of stockholders the holders of stock representing a majority of the voting power of the Company entitled to vote thereat, either present or represented by proxy, shall constitute a quorum for the transaction of any business, but the stockholders present, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in Section 1.3(c) of these By-Laws, notice need not be given of the adjourned meeting.

     Section 1.5. Voting. (a) Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote thereat. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law or by the certificate of incorporation or by these By-Laws be authorized by a majority of the votes cast at the meeting by the ho1ders of stock entitled to vote thereat.

         (b) Except as otherwise provided by law or by the certificate of incorporation, each holder of record of stock of the Company entitled to vote on any matter shall be entitled to one vote for each share of capital stock standing in the name of such holder on the stock ledger of the Company on the record date for the determination of the stockholders entitled to vote on such matter.

     Section 1.6. Presiding Officer and Secretary. At every meeting of stockholders the President, or, in the President's absence, any Vice President, or, if none be present, the appointee of the meeting, shall preside. The Secretary, or in the Secretary's absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

     Section 1.7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by such stockholder's duly authorized attorney. A proxy that does not bear a date shall be deemed to be dated the date it was first delivered to one or more of the persons named to act under such proxy.

     Section 1.8. List of Stockholders. (a) The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be open to the examination of any stockholder entitled to vote at the meeting, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder entitled to vote at the meeting who is present.

         (b) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this
Section 1.8 or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

     Section 1.9. Actions Without a Meeting. Until the closing of a firm commitment or underwritten public offering of the Company's Common Stock (a "Public Offering"), any action required or permitted to be taken at any annual or special meeting of the holders of Common Stock of the Company may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented to such action in writing. Effective upon and after the closing of a Public Offering, corporate action required to be taken at any annual or special meeting of the holders of Common Stock of the Company may not be taken by written instrument in lieu of such a meeting. Any such attempted corporate action by written consent of the holders of Common Stock of the Company in lieu of a meeting after the closing of a Public Offering is prohibited and shall be null and void.

     Section 1.10. Notice of Stockholder Business. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, (iii) properly brought before an annual meeting by a stockholder or
(iv) properly brought before a special meeting by a stockholder, but if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders.

     For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, (i) a stockholder proposal to be presented at an annual meeting shall be received at the Company's principal executive offices not less than 120 calendar days in advance of the date that the Company's (or the Company's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced and (ii) a stockholder proposal to be presented at a special meeting must be received not later than the close of business on the tenth
(10th) day following the date on which the date of the special meeting is publicly announced.

     A stockholder's notice to the Secretary of the Company shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (i) a brief description of the business desired to be brought before the annual or special meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.


     Section 1.11. Conduct of Business. Unless otherwise approved by the Chairman of the meeting, attendance at the stockholders' meeting is restricted to stockholders of record, persons authorized in accordance with Section 1.7 of these By-laws to act by proxy, and officers of the Company.

     The Chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

     The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11 and
Section 1.10 above. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance with the provisions of this Section
1.11 and Section 1.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted


                              Article II. Directors

     Section 2.1. Number of Directors. The Board of Directors shall consist of such number of persons, not less than five nor more than nine, and the exact number of directors shall be six until changed, within the limits specified above, by the affirmative vote at a meeting of the holders of stock representing a majority of the voting power of the Company or by resolution of the Board of Directors, adopted by a majority of the Whole Board; provided that the number of directors shall not be reduced so as to shorten the term of any director in office at the time. The indefinite number of directors specified above may be changed, or a definite number may be fixed without provision for an indefinite number, by the affirmative vote at a meeting of the holders of stock representing a majority of the voting power of the Company, provided, however, that no amendment or amendments adopted in any year may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors at the beginning of such year minus one and, provided, further, that the number of directors shall not be reduced so as to shorten the term of any director in office at the time. The Board of Directors of the Company shall be divided into three classes, designated Class A, Class B and Class C. Each class shall consist, as nearly as is reasonably possible, of one-third of the total number of directors constituting the Whole Board. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

     Section 2.2. Election and Term of Directors. Directors shall be elected annually at the annual meeting of stockholders. Each director shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or death. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient. At the 1994 annual meeting of stockholders, Class A directors shall be elected for a 1-year term, Class B directors for a 2-year term and Class C directors for a 3-year term. At each succeeding annual meeting of stockholders beginning in 1995, successors to the class of directors whose term expires at that annual meeting shall be elected for a 3-year term.

     Section 2.3. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of stockholders. Vacancies and such newly created directorships may also be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any director in office at the time. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Section 2.4. Resignation. Any director may resign from office at any time either by oral tender of resignation at any meeting of the Board or by oral tender to the President, any Vice President or by giving written notice to the Secretary of the Company. Any such resignation shall take effect at the time it specifies or, if the time be not specified, upon receipt, and the acceptance of such resignation, unless required by its terms, shall not be necessary to make such resignation effective.

     Section 2.5. Meetings. Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware. An annual meeting of the Board for the appointment of officers and the transaction of any other business shall be held immediately following the annual meeting of stockholders at the same place at which such meeting shall have been held, and no notice thereof need be given. If the meeting is not so held, the annual meeting of the Board shall take place as soon thereafter as is practicable, either at the next regular meeting of the Board or at a special meeting. The Board may fix times and places for regular meetings of the Board and no notice of such meetings need be given. A special meeting of the Board shall be held whenever called by the Chairman of the Board, the President, any Vice President or by any two directors (except that if more than one meeting be called by directors in any period of 180 days or less, each such meeting so called may be called only by a majority of the directors then in office) at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same, first class postage prepaid, not later than the second day before the meeting, or personally or by telegraphing, sending by telephone facsimile or telephoning the same not later than the day before the meeting.

     Section 2.6. Quorum and Voting. A majority of the Whole Board of Directors shall constitute a quorum for the transaction of business (except as otherwise provided by Section 2.3 hereof), but in no event shall a quorum consist of less than two directors. If there be less than a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law or by these By-Laws, the act of a majority of the directors present at a meeting at which a Quorum is present shall be the act of the Board of Directors.

     Section 2.7. Written Consents and Meetings by Telephone. Any (action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

     Section 2.8. Compensation. Directors may receive compensation for services to the Company in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

         Section 2.9. The "Whole Board". As used in these By-Laws the term "the Whole Board" or "the Whole Board of Directors" means the total number of directors which the Company would have if there were no vacancies.

     Section 2.10. Chairman of the Board. The Board may from time to time designate from among its members a Chairman of the Board, who shall preside at all meetings of the Board at which the Chairman is present (unless the Chairman shall delegate such duties to the President or another director with respect to a particular meeting of the Board). The Chairman of the Board shall have such further powers and perform such other duties as may be prescribed by the Board. The Chairman of the Board shall not, by virtue of designation as such, be considered an officer of the Company.

     Section 2.11. Nomination of Director Candidates Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Company.

     To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at the Company's principal executive offices not less than 120 calendar days in advance of the date that the Company's (or the Company's predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the date on which the date of the special meeting is publicly announced

     Each such notice shall set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors and (v) the consent of each nominee to serve as a director of the Company if so elected.

     In the event that a person is validly designated as a nominee in accordance with this Section 2.11 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this
Section 2.11 had such substitute in nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Company, if elected, of each such substitute nominee.

     If the Chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this Section 2.11, such nomination shall be void; provided, however, that nothing in this Section
2.11 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock


                      Article III. Committees of the Board

     Section 3.1. Appointment and Powers. The Board of Directors may from time to time, by resolution passed by a majority of the Whole Board, designate an executive committee or such other committee or committees as it may determine, each committee to consist of one or more directors of the Company. Any such committee, to the extent provided in the resolution, shall have and may exercise any of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, all subject to the exceptions set forth in the General Corporation Law of the State of Delaware. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and of any alternate member designated by the Board, the member or members thereof present at any meeting and not disqualified from voting; whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committees may be removed, with or without cause, by resolution of the Board of Directors, adopted by a majority of the Whole Board.


                   Article IV. Officers, Agents and Employees

     Section 4.1. Appointment and Qualification. The Board of Directors may elect or appoint a President, a Treasurer, a Secretary, one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries. Any number of offices may be held by the same person. Each officer shall hold office until such officer's successor is elected and qualified or until such officer's earlier resignation or removal. The Board may appoint, and may delegate power to appoint, such other officers, agents and employees as it may deem necessary or proper, who shall hold office for such period, have such authority and perform such duties as may from time to time be prescribed by the Board.

     Section 4.2. Removal of Officers, Agents or Employees. Any officer, agent or employee of the Company may be removed by the Board of Directors with or without cause at any time, and the Board may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Company shall not of itself create contract rights.

     Section 4.3. Compensation and Bond. The compensation of the officers of the Company shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under such officer's direction or control. The Company may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

     Section 4.4. President. The President shall preside at all meetings of the stockholders at which the President is present and shall preside at meetings of the Board in the absence of the Chairman or if the Chairman shall delegate such duties to the President with respect to a particular meeting of the Board. The President shall be the chief executive officer and, unless the Board shall designate another officer as such, shall be the principal operating officer of the Company. Subject to the control of the Board, the President shall have general charge of the business and affairs of the Company and shall keep the Board fully advised. The President shall employ and discharge employees and agents of the Company, except such as shall be appointed by the Board, and the President may delegate these powers to the Vice Presidents or other officers. The President may vote the shares or other securities of any other domestic or foreign company of any type or kind which may at any time be owned by the Company, may execute any stockholder or other consent in respect thereof and may in the President's discretion delegate such powers by executing proxies, or otherwise, on behalf of the Company. In the absence or inability to act of the Chairman of the Board, unless the Board shall otherwise provide, the President shall perform all the duties and may exercise any of the powers of the Chairman of the Board, subject to the control of the Board of Directors. The President shall have such other powers and perform such duties as the Board of Directors may from time to time prescribe. The Board, by resolution from time to time, may confer other like powers upon any other person or persons.

     Section 4.5. Vice President - Finance and Administration. The Vice President - Finance and Administration shall be the chief financial officer of the Company and shall have charge of all funds and securities of the Company, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Company in such banks or depositories as the Board of Directors may authorize. The Vice President - Finance and Administration may endorse all commercial documents requiring endorsements for or on behalf of the Company and may sign all receipts and vouchers for payments made to the Company. The Vice President - Finance and Administration shall have all such further powers and duties as generally are incident to the position of chief financial officer or as may be assigned to the Vice President - Finance and Administration by the President or the Board of Directors. The performance of any such duty shall, in respect of any person dealing with the Company, be conclusive evidence of the Vice President - Finance and Administrations power to act.

     Section 4.6. Other Vice Presidents. Each other Vice President shall have such powers and perform such duties as the Board of Directors or the President may from time to time prescribe. In the absence or inability to act of the President, unless the Board or Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all the duties and may exercise any of the powers of the President. The performance of any duty by a Vice President shall, in respect of any other person dealing with the Company, be conclusive evidence of such Vice President's power to act.

         Section 4.7. Treasurer. The Treasurer shall have such powers and perform such duties as the Board of Directors, the President or the Vice President - Finance and Administration may from time to time prescribe. In the absence or inability to act of the Vice President - Finance and Administration, the Treasurer may perform all the duties and exercise all the powers of the chief financial officer. The performance of any such duty shall, in respect of any other person dealing with the Company, be conclusive evidence of the Treasurer's power to act.

         Section 4.8. Secretary. The Secretary shall record all proceedings of meetings of the stockholders and directors in a book kept for that purpose and shall file in such book all written consents of directors to any action taken without a meeting. The Secretary shall attend to thc giving and serving of all notices of the Company. The Secretary shall have custody of the seal of the Company and shall attest the same by signature whenever required. The Secretary shall have charge of the stock ledger and such other books and papers as the Board of Directors may direct, but may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board. The performance of any such duty shall, in respect of any other person dealing with the Company, be conclusive evidence of the Secretary's power to act. The Secretary shall have all such further powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary by the President, any Vice President or the Board of Directors.

         Section 4.9. Assistant Treasurers. In the absence or inability to act of the Vice President - Finance and Administration and the Treasurer, any Assistant Treasurer may perform all the duties and exercise all the powers of the Vice President - Finance and Administration and the Treasurer. The performance of any such duty shall, in respect of any other person dealing with the Company, be conclusive evidence of such Assistant Treasurer's power to act. An Assistant Treasurer shall also perform such other duties as the Vice President Finance and Administration, the Treasurer or the Board of Directors may assign to such person.

         Section 4.10. Assistant Secretaries. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other person dealing with the Company, be conclusive evidence of such Assistant Secretary's power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to such person.

         Section 4.11. Delegation of Duties. In case of the absence of any officer of the Company, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director or other person designated by the Board.


                            Article V. Capital Stock

     Section 5.1. Certificates. Certificates for stock of the Company shall be in such forms as shall be approved by the Board of Directors and shall be signed in the name of the Company by the President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Company or a facsimile thereof, and shall contain such information as is required by law to be stated thereon. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     Section 5.2. Transfers of Stock. Transfers of stock shall be made only upon the books of the Company by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the certificate of incorporation and these By-Laws, as the Board may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Company. The Board may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both, which signature or signatures may be in facsimile form if the Board by resolution authorizes such procedure.

     Section 5.3. Lost, Stolen or Destroyed Certificates. The Company may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate or such owner's legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board may require such owner to satisfy other reasonable requirements.

     Section 5.4. Stockholder Record Date. (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, not withstanding any transfer of any stock on the books of the Company after any record date so fixed.

         (b) If no record date is fixed by the Board of Directors, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed, and
(iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided that the Board of Directors may fix a new record date for the adjourned meeting.


                                Article VI. Seal

     Section 6.1. Seal. The seal of the Company shall consist of a flat-faced circular die with the name of the Company in a circle and the word "Delaware" and the year of its incorporation in the center. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                          Article VII. Waiver of Notice

     Section 7.1. Waiver of Notice. Whenever notice is required to be given by statute, or under any provision of the certificate of incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be signed by such stockholder's attorney or a proxy duly appointed in writing. Attendance of a stockholder at a meeting of stockholders, or attendance of a director at a meeting of the Board of Directors or any committee thereof, shall constitute a waiver of notice of such meeting, except when such stockholder or director, as the case may be, attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.


                          Article VIII. Indemnification

     Section 8.1. Indemnification. The Company shall indemnify each director, officer, employee and agent (provided, that, in the case of agents, the Company shall indemnify only those agents to whom the Board of Directors shall determine, before or after their engagement, shall be afforded the protection of these indemnification provisions) of the Company who is a natural person, such person's heirs, executors and administrators (whether or not natural persons) and all other natural persons whom the Company is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware to whom the Board of Directors shall determine shall be afforded the protection of these indemnification provisions (including but not limited to a person who is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent (or in a like capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise), to the fullest extent permitted by law, (i) against all expenses (including but not limited to attorneys' and other experts' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any actual or threatened action, suit or other proceeding, whether civil, criminal, administrative, investigative or an arbitration, or in connection with any appeal therein, or otherwise, and (ii) against all expenses (including but not limited to attorneys' and other experts' fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of any action, suit or other proceeding by or in the right of the Company, or in connection with any appeal therein, or otherwise; and no provision of these By-Laws is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law of the State of Delaware or by the certificate of incorporation of the Company, as may be amended from time to time, upon the Company to furnish, or upon any court to award, such indemnification, or such other indemnification as may otherwise be authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect, including but not limited to indemnification of any employees or agents of the Company or of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The term "proceeding" shall be understood to include any inquiry or investigation that could lead to a proceeding. The indemnification provided for herein shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

     Section 8.2. Determinations. If and to the extent such indemnification shall require a determination whether or not the relevant person met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, such determination shall be made expeditiously at the cost of the Company after a request for the same from the person seeking indemnification. If indemnification is to be given or an advance of expenses is to be made upon a determination by independent legal counsel, such counsel maybe the regular counsel to the Company. In rendering such opinion, such counsel shall be entitled to rely upon statements of fact furnished to them by persons reasonably believed by them to be credible, and such counsel shall have no liability or responsibility for the accuracy of the facts so relied upon, nor shall such counsel have any liability for the exercise of their own judgment as to matters of fact or law forming a part of the process of providing such opinion. The fees and disbursements of counsel engaged to render such opinion shall be paid by the Company whether or not such counsel ultimately are able to render the opinion that is the subject of their engagement.

     Section 8.3. Business Combinations. Unless the Board of Directors shall determine otherwise with reference to a particular merger or consolidation or other business combination, for purposes of this Article VIII references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation or other business combination which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee, agent (or in a like capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     Section 8.4. Advances of Expenses. If a person who may be entitled to indemnification hereunder shall request that such person's expenses actually and reasonably incurred in connection with any action, suit, proceeding, arbitration or investigation or appeal therein be paid by the Company in advance of the final disposition thereof, such request shall not be unreasonably refused, and a response to such request shall not be unreasonably delayed, by the Company.

     Section 8.5. Employee Benefit Plans. References herein to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Company.



                             Article IX. Amendments

     Section 9.1. Amendments. These By-Laws or any of them may be altered, amended or repealed, and new By-Laws may be adopted, at any annual meeting of the stockholders, or at any special meeting of the stockholders called for that purpose, by a vote of a majority of the voting power of the shares represented and entitled to vote thereat. The Board of Directors shall also have the power, by a majority vote of the Whole Board, to alter or amend or repeal the By-Laws or any of them, and to adopt new By-Laws; provided that (i) any such action of the Board of Directors may be amended or repealed by the stockholders at any annual meeting or any special meeting called for that purpose, (ii) the Board of Directors shall not have the power to alter or amend or repeal a specified By-Law if such By-Law is adopted by the stockholders and contains an express provision that such By-Law may be altered or amended or repealed only by action of the stockholders, (iii) the Board of Directors shall not have the power to alter, amend or repeal a By-Law to change the authorized number of directors (except to fix the authorized number of directors pursuant to a By-Law providing for a variable number of directors), and (iv) Article VIII hereof may be altered or amended by the Board of Directors to increase the indemnification of the persons referred to therein to the extent permitted by law, but such Article may be otherwise altered, amended or repealed only by action of the stockholders as provided above and, in that connection, any repeal, amendment or alteration which reduces or limits the indemnification of the persons referred to therein shall apply prospectively only and shall not be given retroactive effect. This
Article IX may be altered, amended or repealed only by action of the stockholders.